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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

CONTACTS FOR AAMES FINANCIAL CORP.:         CONTACT FOR CAPITAL Z:
David Sklar                                         Tracey T. Stearns
Aames Financial Corporation                         Kekst and Company
(323) 210-5311                              (212) 521-4800

Jeffrey Lloyd/Steve Hawkins
Sitrick And Company
(310) 788-2850


              Capital Z Financial Services Fund II, L.P. Completes
                    FIRST STAGE OF EQUITY INVESTMENT IN AAMES

      Purchasers Invest $76.5 Million through Acquisition of Newly Created
                SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

                REVISION OF VALUATION ASSUMPTIONS AND A CHANGE IN
          ACCOUNTING METHODOLOGY FOR INTEREST-ONLY STRIPS TO RESULT IN
                       SIGNIFICANT WRITE-DOWN FOR QUARTER

         LOS ANGELES, CALIFORNIA, FEBRUARY 11, 1999 -- AAMES FINANCIAL CORPORATION (NYSE: AAM) and CAPITAL Z FINANCIAL SERVICES FUND II, L.P. today jointly announced that Capital Z (and certain purchasers designated by it) have purchased 26,704 shares of newly created Series B Convertible Preferred Stock for $1,000 per share and 49,796 shares of newly created Series C Convertible Preferred Stock also for $1,000 per share, for an aggregate purchase price of $76.5 million, which includes $75 million from Capital Z.

         The purchase represented the first of a three-stage investment. The second stage will consist of a distribution in the form of a dividend to Aames' common stockholders of nontransferable subscription rights to purchase up to $25 million of Series C Preferred Stock for $1.00 per share. The rights offering will occur as soon as practicable after receipt of stockholder approval of an increase in the company's authorized common and preferred stock, together with a 1,000 to 1 stock split of the Series B and C Preferred Stock. In the third stage, Capital Z will purchase any shares of Series C Preferred Stock which are not purchased by common stockholders in the rights offering. In addition, certain members of the Aames' management team have agreed to purchase 920 shares of the Series C Preferred Stock for $1,000 per share.

         Steven M. Gluckstern, a Partner of Capital Z, said, "Over the years, Aames has established itself as one of the leaders in the subprime home equity market and distinguished itself by its nationwide production franchise and large servicing portfolio. Our investment in the company represents a strong endorsement of the company's current strategy and our belief in its management team, the long term potential of this company and the attractive prospects of the subprime home equity industry."

         Cary Thompson, Aames's chief executive officer, stated, "The investment by Capital Z provides the foundation for addressing the company's long-term and short-term liquidity issues. Last quarter's restricted access


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to the credit markets, coupled with a weak asset-backed market, and lower prices in the whole loan market had a profoundly negative effect on the subprime home equity sector generally and the company's results of operations specifically.
The timing of the Capital Z investment coincides with the beginning of an improvement in the asset-backed and whole loan markets and a generally strong U.S. economy creating exciting opportunities for the company and easier access to the credit markets."

         Neil Kornswiet, the company's president, added, "The Capital Z investment allows the company to absorb the effects of negative market conditions that existed during the last quarter. These conditions will cause the company to adjust its prepayment, loss and discount rate assumptions that underlie the valuation of its interest-only strips. These adjustments will result in a very significant write-down of the interest-only strips.
The exact amount of the write-down is currently under review."


Change of Accounting Methodology

         In addition, the company will be recording a further significant adjustment to its interest-only strips pursuant to the FASB's Special Report, "A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Second Edition," dated December 1998, and public comments from the Securities and Exchange Commission released on December 8, 1998. As called for by the FASB and the SEC, the company will retroactively change its practice of measuring and accounting for all excess cash flows to the cash-out accounting method. As a result, the company's financial results for all periods after June 30, 1994 will be restated. The exact amount of the adjustment is currently under review.

         Each of the company's securitizations are credit enhanced through either the overcollateralization of the trust or the establishment of a reserve account that is initially funded by cash deposited by the company. The overcollateralization or deposit amount is supplemented by subsequent cash flows from the securitization trust until certain target levels are achieved, after which cash is distributed to the company. Under the cash-in method previously used by the company, these credit enhancements were accrued by the company and were recorded at their face value as of the time they were received by the trust. Under the cash-out method now called for by the FASB and the SEC, these credit enhancements are treated as part of the interest-only strips and are recorded at a discounted value for the period between the time they are collected by the trust and released to the company.

         Mr. Thompson stated, "The company will use the March quarter to absorb the Capital Z investment and change in ownership and to implement an internal restructuring which should result in significant cost savings. The company currently anticipates that it will not complete a securitization during the March quarter, but intends to complete a securitization in the June quarter. In the meantime, the company will continue to rely on the whole loan market."

         Based in New York, Capital Z Financial Services Fund II, L.P., is a $1.85 billion global private equity fund that focuses exclusively on investments in insurance, financial services and healthcare services. The Fund, which was formed in August 1998, is managed by Capital Z Partners, a global alternative asset investment management firm headquartered in New York City with offices or affiliates in London and Hong Kong. Capital Z Partners also


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manages Capital Z Investments, L.P., a $1.5 billion fund which focuses on investments in private equity funds, hedge funds and other alternative investment vehicles. Since 1990, Capital Z Partners and its predecessor funds have invested in excess of $1.25 billion in over 40 transactions with an aggregate market value in excess of $11.0 billion.

         Aames Financial Corporation is a leading home equity lender, and currently operates 89 Aames Home Loan offices serving 33 states, including the District of Columbia. Its wholly-owned subsidiary, One Stop Mortgage, Inc. currently operates 40 broker offices serving 46 states, including the District of Columbia, and 21 Retail Direct offices serving 12 states.

         From time to time Aames Financial Corporation may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs; delinquencies and losses in securitization trusts; negative impact on cash flow, right to terminate mortgage servicing; changes in interest rate environment; year 2000 compliance and technological enhancement; prepayment risk; basis risk; credit risk; risk of adverse changes in the secondary market for mortgage loans; dependence on funding sources; dependence on broker network; risks involved in commercial mortgage lending; strategic alternatives; competition; concentration of operations in California; timing of loan sales; economic conditions; contingent risks; and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in the Company's form 10-K for the fiscal year ended June 30, 1998 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in form 10-Q for the quarter ended September 30, 1998.







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